                                                                  EXHIBIT (g)(7)
                                   FORM OF
                                   EXHIBIT A

  List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California, N.A. and State Street Bank and Trust Company.

Blue Chip Portfolio
Aggressive Growth Portfolio
Aggressive Equity Portfolio
Emerging Markets Portfolio
Diversified Research Portfolio
Small-Cap Equity Portfolio
International Large-Cap Portfolio
Equity Portfolio
I-Net Tollkeeper Portfolio
Financial Services Portfolio
Health Sciences Portfolio
Technology Portfolio
Telecommunications Portfolio
Multi-Strategy Portfolio
Equity Income Portfolio
Strategic Value Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
Mid-Cap Growth Portfolio
Global Growth Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
Government Securities Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Large-Cap Value Portfolio



Effective            , 2001 agreed to and accepted by:
          -----------

PACIFIC SELECT FUND

By:                                    Attest:
   ----------------------------------         -------------------------------
   Name:  Thomas C. Sutton                    Name:  Audrey L. Milfs
   Title: Chairman of the Board and           Title: Secretary
   Trustee

STATE STREET BANK AND TRUST COMPANY
OF CALIFORNIA, N.A.

By:                                    Attest:
   ----------------------------------         -------------------------------
                                               By:

STATE STREET BANK AND TRUST COMPANY

By:                                    Attest:
   ----------------------------------         -------------------------------
                                               By: